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                                                                    Exhibit 23.1



        CONSENT OF MORET ERNST & YOUNG ACCOUNTANTS, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of Baan Company N.V. for the registration of 914,992 shares of its common stock and to the incorporation by reference therein of our report dated January 30, 1996, with respect to the consolidated financial statements of Baan Company N.V. included in its Annual Report (Form 20-F) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                             /s/ Moret Ernst & Young
                                             MORET ERNST & YOUNG ACCOUNTANTS


Utrecht, The Netherlands
January 6, 1997